SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of The

Securities and Exchange Act of 1934

DATE OF REPORT:

March 30, 2012

(Date of Earliest Event Reported)

MASSACHUSETTS

(State or Other Jurisdiction

of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer Identification No.)

INDEPENDENT BANK CORP.

Office Address: 2036 Washington Street, Hanover Massachusetts 02339

Mailing Address: 288 Union Street, Rockland, Massachusetts 02370

(Address of Principal Executive Offices)

(Zip Code)

NOT APPLICABLE

(Former Address of Principal Executive Offices)

(Zip Code)

781-878-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of Friday, March 30, 2012 the Board of Directors of Independent Bank Corp. (the “Company”) and Rockland Trust Company, the Company’s wholly-owned commercial bank subsidiary (“Rockland Trust”): accepted, with regret, the retirement of Board Chairman Thomas J. Teuten from the Board of Directors of both the Company and Rockland Trust upon reaching the age of 72 in accordance with the Company’s Governance Principles; decreased the size of the Board of Directors of both the Company and Rockland Trust from fifteen to fourteen and decreased the number of Class I Directors on the Company Board of Directors from five to four; and, appointed Donna L. Abelli as Chairman of the Board of Directors of both the Company and Rockland Trust.

A copy of the Press Release issued by the Company and Rockland Trust announcing Mr. Teuten’s retirement and Ms. Abelli’s appointment is attached as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.

DATE: March 30, 2012	BY:	/s/ Edward H. Seksay
EDWARD H. SEKSAY
GENERAL COUNSEL